PURCHASE AGREEMENT

This Agreement is made as of the 20th day of September, 2005.

Between:

      G.A. (SANDY) CONSTABLE, professional engineer, and NORMAN L. CARLSON, businessman, and
      GERALD A. HEELAN, businessman,
      with an office at 1946 West 13th Avenue, Vancouver, BC Canada V6J2H6 (herein collectively called the "Vendor")

                                                          Of the First Part
And:

      RIVAL TECHNOLOGIES INC.
      A State of Nevada company with offices at (herein called the "Purchaser")
                                                          Of the Second Part

WHEREAS:

The Vendor has certain proprietary knowledge and information about a mild thermal reagent-based upgrading process for heavy crude oil and oil sands bitumen (hereinafter called "TRU Technology");

The Vendor has agreed to sell and transfer 100% of TRU Technology to a subsidiary of the Purchaser, on the terms and conditions hereinafter contained.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of ten dollars ($10) paid to Vendor, plus the representations, warranties, covenants and agreements herein (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties agree as follows:


1.    DEFINITIONS

1.1 "TRU Technology" means a mild thermal reagent-based upgrading process for heavy crude oil and oil sands bitumen, more particularly described in Schedule A. This includes all inventions, discoveries, designs, ideas, works, documents, drawings, patents, compilations of information and databases, analyses, experiments, test results, data, data structures, technology, reports, domain names, know-how, formulas, methods, processes, techniques, hardware, software, and documentation therefore, specifications, models, products and prototypes relating to TRU Technology, and includes any modifications or improvements thereto, whether patentable or not, which are conceived, developed, created, generated or reduced to practice by the Vendor, Purchaser or TRU Nevada.

1.2 "Development Schedule" means the an outline of the Vendor's schedule for completing testing of TRU Technology, setting forth the timing and funding requirements of the Vendor, contained in Schedule A.

1.3 "TRU Nevada" means a State of Nevada company incorporated by the Purchaser for the purpose of acquiring, developing and marketing TRU Technology. Prior to Closing, the share structure of TRU Nevada will consist of six million (6,000,000) common shares issued to the Purchaser in consideration for the funding commitment contained herein.

2.    PURCHASE AND SALE

2.1 The Vendor hereby agrees to sell, transfer and assign 100% of TRU Technology to TRU Nevada at Closing, for the Purchase Price, subject to the terms and conditions of this Agreement. TRU Technology will be transferred free and clear of all debts, liabilities or encumbrances.

3.    PURCHASE PRICE

2.1 The Purchase price shall be four million (4,000,000) common shares (the "Shares") of TRU Nevada, issued to the Vendor or its assigns at Closing, at a deemed value of $.001 per share, subject to the terms and conditions of this Agreement.

4.    MANAGEMENT OF TRU NEVADA

4.1   The parties agree that the management of TRU Nevada at Closing will be:

      -  G.A. (Sandy) Constable, President and Director

5.    FINANCING

5.1 Purchaser covenants and agrees to provide one hundred and fifty thousand ($150,000) in financing for TRU Nevada.

5.2 Purchaser will use best efforts to any additional financing for TRU Nevada required to complete and market TRU Technology. The parties acknowledge that the timing and funding of these items may be subject to market forces and successful test results.


6.    CLOSING

6.1 The closing of this Purchase Agreement shall take place upon execution of this Agreement.

7.    REPRESENTATIONS AND WARRANTIES

7.1   The Vendor represents and warrants to the Purchaser that:

      a) The Vendor owns 100% of TRU Technology, free and clear of encumbrances;

      b) There are no actions, suits, proceedings, judgments or executions pending or threatened against or affecting the Vendor.

      c) The execution and delivery of this Agreement and any of the agreements referred to or contemplated herein, will not conflict with or result in the breach of any agreement to which the Vendor is a party.

7.2   The Purchaser represents and warrants to Vendor that:

      a) TRU Nevada is duly incorporated, organized and validly subsisting under the laws of the State of Nevada;

      b) The Purchaser has obtained board of director approval and all corporate authorizations for the execution and performance of this Agreement and any agreements referred to or contemplated herein;

      c) The execution and delivery of this Agreement and any of the agreements referred to or contemplated herein, will not conflict with or result in the breach of any agreement to which it is a party, nor violate or result in the breach of the laws of any applicable jurisdiction.

8.    GENERAL COVENANTS

8.1 Independent Advice - All parties acknowledge that they have been advised to obtain and have obtained independent legal advice with respect to this Agreement and that they have not relied in any way upon advice or representations relating to this Agreement made by any other party.

8.2 Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

8.3 Currency - All dollar amounts in this Agreement and Schedules are in Canadian currency.

8.4 Severability - Should any provision in this Agreement be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, such provision may be modified by such court in compliance with the law and, as modified, enforced. All other terms and conditions of this Agreement shall remain in full force and effect and shall be construed as if such illegal, invalid or unenforceable provision had not been contained in this Agreement.

8.5 Compliance with Laws and Regulations - The Vendor and Purchaser will comply with all applicable government laws, regulations and ordinances.

8.6 Arbitration - If any difference or dispute shall arise between any of the parties in respect to any matter in this Agreement, such dispute or matter shall be arbitrated or submitted to arbitration under and pursuant to the Commercial Arbitration Act of Nevada, and shall hear and dispose of the dispute in such manner as the arbitrator, in his discretion, shall determine. The decision of the Arbitrator shall be rendered in writing with all reasonable speed and shall be final and binding upon such parties involved.

8.7 Schedules - The following schedules are incorporated into this Agreement by reference:

Schedule A     Description of TRU Technology

8.8 Amendment/Waiver - No amendment or modification of this Agreement shall be in effect unless set forth in writing executed by the parties' authorized representatives. No waiver of any provision of this Agreement shall be effective unless it is set forth in writing which refers to the provisions so waived and the instrument in which provision is contained and is executed by an authorized representative of the party waiving its rights.

8.9 Counterpart Execution - This Agreement may be executed in as many counterparts as may be necessary and delivered by facsimile copy and each of which so signed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date set forth above.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


SIGNED, SEALED AND DELIVERED by       )
RIVAL TECHNOLOGIES INC.               )
in the presence of:                   )
                                      )
                                      )       c/s
/s/ Robin J. Harvey                   )
_________________________________     )
Authorized Signatory


SIGNED AND DELIVERED by               )
G..A. (SANDY) CONSTABLE               )
in the presence of:                   )
                                      )
                                      )
                                      )   /s/ G.A.(Sandy) Constable
_________________________________     )  _________________________________
Witness                                   G.A.(Sandy) Constable


SIGNED AND DELIVERED by               )
NORMAN L. CARLSON                     )
in the presence of:                   )
                                      )
                                      )
                                      )   /s/ Norman L. Carlson
_________________________________     )  _________________________________
Witness                                   Norman L. Carlson


SIGNED AND DELIVERED by               )
GERALD A. HEELAN                      )
in the presence of:                   )
                                      )
                                      )
                                      )   /s/ Gerald A. Heelan
_________________________________     )  _________________________________
Witness                                   Gerald A. Heelan